EXHIBIT -4.13
EIGHTH SUPPLEMENTAL INDENTURE
     EIGHTH SUPPLEMENTAL INDENTURE dated as of December 28, 2007 (this “Supplemental Indenture”) among ArcelorMittal Financial Services LLC, a Delaware limited liability company (the “Successor Issuer”), the Guarantors and LASALLE BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).
RECITALS
     WHEREAS, Ispat Inland ULC, a Nova Scotia unlimited company (the “Issuer”), the Guarantors and the Trustee have entered into an Indenture dated as of March 25, 2004, as supplemented by the Supplemental Indentures dated as of September 16, 2004, March 14, 2005, December 31, 2005, December 31, 2005, December 31, 2006, September 3, 2007 and November 13, 2007 (as so supplemented, the “Indenture”); and
     WHEREAS, the Successor Issuer desires to assume the obligations of the Issuer under the Indenture as the result of a Permitted Finco Collapse Transaction as provided for in, and permitted by, the Indenture.
     NOW, THEREFORE, each party agrees as follows:
ARTICLE 1
ASSUMPTION OF INDENTURE OBLIGATIONS
     The Successor Issuer, pursuant to paragraph (f) of the definition of “Permitted Finco Collapse Transaction” contained in, and clause (2) of Section 8.01 of, the Indenture, hereby assumes all of the obligations of the Issuer under the Indenture, and the term the “Issuer” as used in the Indenture shall, from and after the date hereof, mean and refer to the Successor Issuer.
ARTICLE 2
MISCELLANEOUS
     SECTION 2.1 This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture with respect to the Notes and, as provided in the Indenture, this Supplemental Indenture forms a part thereof with respect to the Notes. Except as herein modified, the Indenture is in all respects ratified and confirmed with respect to the Notes and all the terms, provisions and conditions thereof shall be and remain in full force and effect with respect to the Notes and every Holder of Notes shall be bound hereby. Except as expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.

     SECTION 2.2 If any provision of this Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Indenture that is required to be included in the Indenture by any of the provisions of the TIA, such required provision shall control.
     SECTION 2.3 Unless otherwise indicated, capitalized terms used herein without definition shall have the meanings specified therefor in Section 1.01 of the Indenture.
     SECTION 2.4 If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 2.5 This Supplemental Indenture shall be construed in accordance with, and governed by, the laws of the State of New York.
     SECTION 2.6 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.
     SECTION 2.7 This Supplemental Indenture shall become effective as of the date first above written.
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2

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be executed as of the date first above written.

ARCELORMITTAL FINANCIAL SERVICES LLC, as Successor Issuer
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Manager

ARCELORMITTAL S.A. (formerly, Mittal Steel Company N.V.), as Guarantor
By:	/s/ A. Mittal
	Name:	A. Mittal
Title:

By:	/s/ Simon Evans
	Name:	Simon Evans
	Title:	Group General Counsel

ARCELORMITTAL USA INC. (formerly, Mittal Steel USA Inc.), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL PARTNERSHIP (formerly, Mittal Steel USA Partnership), as Guarantor
By:	Mittal Canada Inc., a partner

By:	/s/ Daniel D’Auteuil
	Name:	Daniel D’Auteuil
	Title:	Treasurer

3019693 NOVA SCOTIA U.L.C., as Guarantor
By:	/s/ Benoit Alain
	Name:	Benoit Alain
Title:

ARCELORMITTAL FINANCE LLC (formerly, Mittal Steel USA — Finance LLC), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Manager

BURNHAM TRUCKING COMPANY, INC., as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL USA INCOAL INC. (formerly, Incoal Company), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL MINORCA MINE INC. (formerly, Mittal Steel USA — Minorca Mine Inc.), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL SERVICE INC. (formerly, Mittal Steel USA Service Inc.), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL CLEVELAND INC. (formerly, ISG Cleveland Inc.), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL WEIRTON INC. (formerly, ISG Weirton Inc.), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL HENNEPIN INC. (formerly, ISG Hennepin Inc.), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL INDIANA HARBOR INC. (formerly, ISG Indiana Harbor Inc.), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL WARREN INC. (formerly, ISG Warren Inc.), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL RIVERDALE INC. (formerly, ISG Riverdale Inc.), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

MITTAL STEEL USA — VENTURE INC. (formerly, ISG Venture Inc.), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL PLATE LLC (formerly, ISG Plate LLC), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ISG SPARROWS POINT LLC, as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL STEELTON LLC (formerly, ISG Steelton LLC), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL LACKAWANNA LLC (formerly, ISG Lackawanna LLC), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL BURNS HARBOR LLC (formerly, ISG Burns Harbor LLC), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL COLUMBUS LLC (formerly, ISG Columbus Coatings LLC), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL GEORGETOWN INC. (formerly, ISG Georgetown Inc.), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

MITTAL STEEL USA — RAILWAYS INC. (formerly, ISG Railways Inc.), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL HIBBING INC. (formerly, ISG Hibbing Inc.), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

HIBBING TACONITE HOLDING INC., as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ISG ACQUISITION INC., as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ARCELORMITTAL REAL ESTATE INC. (formerly, ISG Real Estate Inc.), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	VP, Finance and Chief Accounting Officer

ARCELORMITTAL TOW PATH VALLEY BUSINESS PARK DEVELOPMENT COMPANY (formerly, Tow Path Valley Business Park Development Company), as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Frank A. Pierson
	Name:	Frank A. Pierson
	Title:	Assistant Vice President